UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2012

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI		48167
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Section 1-4. Not applicable.

Section 5. Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the special meeting of shareholders of Amerigon Incorporated (the “Company”) held on September 5, 2012, the Company’s shareholders approved an amendment to the Company’s Restated Articles of Incorporation to change the Company’s name to “Gentherm Incorporated.” The Company filed a Certificate of Amendment to the Articles of Incorporation effectuating this change with the Michigan Department of Licensing and Regulatory Affairs. Such amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information set forth under Item 5.03 above is incorporated by reference into this Item 5.07. The results of the voting are shown below.

Approval of the Adoption of the Proposed Amendment to our Articles of Incorporation to Change the Name of the Company to “Gentherm Incorporated”

For	Against	Abstain
27,569,246	8,842	846

Sections 6-8. Not applicable.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

3.1	Amendment to the Restated Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGON INCORPORATED

By:	/s/ Kenneth J. Phillips
Kenneth J. Phillips,
Vice-President and General Counsel

Date: September 7, 2012

EXHIBIT INDEX

Number	Description

3.1	Amendment to the Restated Articles of Incorporation